AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1998
                                                      REGISTRATION NO. 333-65285

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                 AMENDMENT NO. 3

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                HEICO CORPORATION
             (Exact name of registrant as specified in its charter)

               FLORIDA                                          65-0341002
    (State or Other Jurisdiction                             (I.R.S. Employer
  of Incorporation or Organization)                         Identification No.)

                                                                 THOMAS S. IRWIN
                                                           EXECUTIVE VICE PRESIDENT AND
                                                             CHIEF FINANCIAL OFFICER
                3000 TAFT STREET                                 3000 TAFT STREET
            HOLLYWOOD, FLORIDA 33021                         HOLLYWOOD, FLORIDA 33021
                 (954) 987-6101                                   (954) 987-6101
  (Address, Including Zip Code, and Telephone        (Name, Address, Including Zip Code, and
  Number, Including Area Code, of Registrant's      Telephone Number, Including Area Code, of
          Principal Executive Offices)                          Agent for Service)

                                -----------------

                          COPIES OF COMMUNICATIONS TO:
                             BRUCE MACDONOUGH, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                               -------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

PROSPECTUS





                                HEICO CORPORATION

                      86,944 SHARES OF CLASS A COMMON STOCK

                                 ---------------

        The selling shareholders are offering 86,944 shares of our Class A Common Stock under this Prospectus. The selling shareholders obtained their shares of Class A Common Stock by virtue of our acquisition of Northwings Accessories Corporation.


        Our Class A Common Stock trades on the American Stock Exchange under the symbol "HEI.A." On December 18, 1998, the closing price of one share of Class A Common Stock on the American Stock Exchange was $21.9375.


        The selling shareholders may offer the shares through public or private transactions, on or off the American Stock Exchange, at prevailing market prices or at privately negotiated prices. They may make sales directly to purchasers or to or through agents, dealers or underwriters.

                                 ---------------

        YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 IN THIS PROSPECTUS.

                                 ---------------

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SHARES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------


                The date of this Prospectus is December 21, 1998.

                                     COMPANY

        This summary highlights selected information and does not contain all the information that is important to you. You should carefully read the Prospectus and the documents we have referred you to in "Where You Can Find More Information" on page 11 for information about our company and our financial statements.

GENERAL


        We are the world's largest manufacturer of FAA-approved jet engine replacement parts, other than original equipment manufacturers, and a leading manufacturer of ground support equipment to the airline and defense industries. We conduct our operations through our Flight Support Group and our Ground Support Group:


        FLIGHT SUPPORT GROUP


/bullet/ MANUFACTURE OF JET ENGINE REPLACEMENT PARTS. We design, manufacturer and distribute jet engine replacement parts for sale at substantially lower prices than those manufactured by jet engine original equipment manufacturers. The FAA has approved these parts, and they are the functional equivalent of parts of original equipment manufacturers.


/bullet/ REPAIR OF JET ENGINE AND AIRFRAME COMPONENTS. We repair, refurbish and overhaul jet engine and airframe components for domestic and foreign commercial air carriers and aircraft repair and overhaul companies.

        GROUND SUPPORT GROUP

/bullet/ We design, manufacture and sell various types of ground support equipment, including power, air start and air conditioning units, as well as electronic equipment for commercial airlines and military agencies.

RECENT DEVELOPMENTS


        ROGERS-DIERKS, INC.

        On December 8, 1998, through our flight support group, we acquired Rogers-Dierks, Inc. for approximately $14.1 million in cash and approximately $1.1 million in deferred payments over the next two years, with additional consideration of up to approximately $7.3 million payable in cash or shares of our Class A Common Stock if Rogers-Dierks meets certain earnings objectives. Rogers-Dierks designs and manufactures FAA-approved aircraft jet engine replacement parts. We financed the acquisition with approximately $14 million from our revolving credit facility. Subsequently, Lufthansa Technik AG made an investment advance of $3 million toward the acquisition.


        ASSOCIATED COMPOSITE, INC.

        On October 20, 1998, through our Flight Support Group, we acquired Associated Composite, Inc. for approximately $1.4 million in cash. Associated Composite overhauls and repairs aircraft flight surfaces, such as radomes, doors, wing surfaces and other structural aircraft components. We financed the acquisition with available funds.

        MCCLAIN INTERNATIONAL


        On July 31, 1998, through our Flight Support Group, we acquired McClain International, Inc. for approximately $41 million in cash. McClain designs, manufactures and overhauls FAA-approved aircraft jet engine replacement components. In addition, we acquired McClain's headquarters and manufacturing facility for an additional $2.5 million. We financed the acquisition with $11 from available funds, $9 million from an additional investment advance from Lufthansa Technik AG, and $25 million from our revolving credit facility with SunTrust Bank, South Florida, N.A. Lufthansa holds a 20% minority interest in our Flight Support Group and, to date, has invested approximately $26 million and committed to invest an additional $12 million over the next two years through, among other things, direct equity investments and the funding of specific research and development projects.


        CLASS A COMMON STOCK DIVIDEND

        On March 19, 1998, our Board of Directors declared a dividend, payable on April 23, 1998 to holders of our Common Stock of record on April 9, 1998 of one share of Class A Common Stock for each two outstanding shares of Common Stock. On April 7, 1998, the American Stock Exchange approved the Class A Common Stock for trading, and, on April 23, 1998, we paid the Class A Common Stock dividend. The Class A Common Stock is identical to the Common Stock in all respects, except that it entitles holders to 1/10th vote on matters submitted for the vote of the holders of common stock. Each share of Common Stock entitles the holder thereof to one vote on these matters.

        CREDIT FACILITY

        In July, 1998, we entered into a $120 million revolving credit facility with SunTrust, which contains both revolving credit and term loan features. We can use the credit facility for working capital and general corporate purposes and to finance permitted acquisitions (generally not in excess of $25 million for any single acquisition nor in excess of an aggregate of $25 million for acquisitions during any four fiscal quarter period). Advances under the credit facility accrue interest, at our option, at a premium (based on our ratio of total funded debt to earnings before interest, taxes, depreciation and amortization) over the LIBOR rate of the higher of SunTrust's prime lending rate and the Federal Funds Rate. We must comply with financial covenants, including minimum net worth covenants, limitations on capital expenditures (excluding expenditures for the acquisition of businesses) and limitations on additional indebtedness. The facility matures in July 2003.

*     *     *     *     *

        Our principal executive offices are located at 3000 Taft Street, Hollywood, Florida 33021, and our telephone number is (954) 987-4000.

                                  RISK FACTORS

        IN ADDITION TO THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE PURCHASING ANY OF THE CLASS A COMMON STOCK OFFERED UNDER THIS PROSPECTUS.

        THIS PROSPECTUS (INCLUDING THE INFORMATION INCORPORATED BY REFERENCE) CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF FEDERAL SECURITIES LAW. TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE," "CONTINUE," "PREDICT," OR OTHER SIMILAR WORDS IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS DISCUSS FUTURE EXPECTATIONS, CONTAIN PROJECTIONS OF RESULTS OF OPERATIONS OR OF FINANCIAL CONDITION OR STATE OTHER FORWARD-LOOKING INFORMATION. FORWARD-LOOKING STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING MANAGEMENT'S INTENT, BELIEF OR CURRENT EXPECTATION ABOUT, AMONG OTHER THINGS, (I) TRENDS AFFECTING THE AVIATION INDUSTRY GENERALLY AND THE SEGMENTS IN WHICH WE OPERATE AND (II) OUR BUSINESS AND GROWTH STRATEGIES, INCLUDING OUR RESEARCH AND DEVELOPMENT PLANS, OUR MANUFACTURE OF ADDITIONAL REPLACEMENT PARTS AND POTENTIAL ACQUISITIONS. ALTHOUGH MANAGEMENT BELIEVES THAT THE EXPECTATIONS REFLECTED IN THESE FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PREDICTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE SET FORTH BELOW.

DEPENDENCE ON AVIATION INDUSTRY

        Economic factors that affect the aviation industry also affect our business. The aviation industry has historically been subject to downward cycles from time to time which reduce the overall demand for jet engine replacement parts and ground support equipment, as well as drive prices down, increase competition and increase credit risk. These economic factors can have a material adverse effect on our business, financial condition and results of operations.

CREDIT RISKS

        Downward cycles may more adversely affect our smaller customers than our larger customers and, as a result, our smaller customers may pose credit risks to us as a result of our inability to collect receivables from a substantial sale to any of them. Although our bad debt loss was less than 1.0% of sales for the year ended October 31, 1997, we may incur significant bad debt losses in the future.


 RISK OF LOSS OF GOVERNMENTAL AUTHORIZATIONS AND APPROVALS

        Governmental agencies throughout the world, including the FAA, highly regulate the repair and overhaul of aircraft engines. Guidelines established by original equipment manufacturers supplement governmental regulation and generally require that aircraft operators overhaul engines and replace specified engine parts after a specified number of flight hours or cycles (take-offs and landings).


        We include with the replacement parts that we sell to our customers documentation certifying that each part complies with applicable regulatory requirements and meets applicable standards of airworthiness established by the FAA or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although compliance with FAA requirements generally satisfies regulatory requirements in other countries. The revocation or suspension of any of our material authorizations or approvals would have an adverse effect on our business, financial condition and results of operations. New and more stringent government regulations, if adopted and enacted, could have an adverse effect on our business, financial condition and results of operations.

DEPENDENCE ON THE JT8D AIRCRAFT ENGINE AFTERMARKET

        The Pratt & Whitney JT8D aircraft engine and its component engine parts substantially influence our business, financial condition and results of operations. Approximately 51% of our net sales during the year ended October 31, 1997 consisted of sales of replacement parts and overhaul services for the JT8D aircraft engine.

        Supply and demand substantially affect the aftermarket for JT8D aircraft engine parts. A significant increase in supply or reduction in demand could have a material adverse effect on our business, financial condition and results of operations. An unanticipated wind-down or liquidation of an air carrier operating a large number of JT8D aircraft engines could cause a significant increase in supply. A change in preferences or the imposition of regulations affecting the use of JT8D aircraft engines could reduce demand. The following are examples of factors that could decrease demand for JT8D aircraft engines:

     /bullet/ HUSH-KITS. The FAA and the European Union have implemented noise reduction regulations that reduce the number of older model JT8D aircraft engines that may be operated in the United States and the member nations of the European Union unless noise reduction equipment, known as "hush-kits," are added to the aircraft engines. Additional noise reduction quotas imposed by communities surrounding some major European cities further restrict the operation of hush-kitted aircraft engines in those markets. The failure to hush-kit JT8D aircraft engines could significantly reduce the demand for JT8D aircraft engines, resulting in an oversupply of JT8D aircraft engines and component engine parts. This, in turn, could decrease the value of our products and have a material adverse effect on our business, financial condition and results of operations. Aircraft operators may replace their older model JT8D aircraft engines with newer, quieter aircraft engines, rather than hush-kit them.

     /bullet/ OTHER REGULATIONS. Other regulations in both the United States and the European Union impose stringent inspection, upgrading, maintenance and retrofit requirements on aging aircraft and aircraft engines that increase the cost of operating older model aircraft and aircraft engines.

     /bullet/ PASSENGER CONFIDENCE. A decline in passenger confidence in older aircraft and aircraft engines as a result of apparent fatigue could also discourage aircraft operators from using JT8D aircraft engines.

     /bullet/ EMISSIONS STANDARDS. The EPA and various agencies of the European Union have sought the adoption of stricter standards limiting the emissions of nitrous oxide from aircraft engines. If adopted, stricter emissions standards could cause the use of JT8D aircraft engines to become substantially more costly in the event modifications must be made to bring aircraft engines into compliance.

NEED TO EXPAND BUSINESS TO OTHER AIRCRAFT ENGINE TYPES

        As a result of our focus on the JT8D aircraft engine, we have limited experience with engine parts for other aircraft engine types. We will have to expand our business to other aircraft engine types in preparation for the eventual decline in the JT8D aircraft engine aftermarket. While we are currently developing engine parts for other aircraft engines, we may not be able to profitably expand into new markets with other aircraft engines, and we may not be able to achieve acceptable levels of net sales and gross profit in new markets.

COMPETITION

        We face significant competition in each of our businesses.

        FLIGHT SUPPORT GROUP


        /bullet/ For jet engine replacement parts, we compete with the industry's leading jet engine original equipment manufacturers, particularly Pratt & Whitney.


        /bullet/ For the overhaul and repair of jet engine and airframe components, we compete with

                  - major commercial airlines, many of which operate their own maintenance and overhaul units,


                  - original equipment manufacturers, which manufacture, repair and overhaul their own parts, and

                  - other independent service companies.

        GROUND SUPPORT GROUP.

        /bullet/ For the design and manufacture of various types of ground support equipment, we compete in a highly fragmented marketplace with a number of companies, some of which are well capitalized.


        The aviation aftermarket supply industry is highly fragmented, has several highly visible leading companies and is characterized by intense competition. Some of our competitors have substantially greater name recognition, complementary lines of business and financial, marketing and other resources than we do. In addition, original equipment manufacturers, aircraft maintenance providers, leasing companies and FAA-certificated repair facilities may vertically integrate into the supply industry, thereby significantly increasing industry competition. Moreover, our smaller competitors may be able to offer more attractive pricing of parts as a result of lower labor costs or other factors. A variety of potential actions by any of our competitors, including a reduction of product prices or the establishment by competitors of long-term relationships with new or existing customers, could have a material adverse effect on our business, financial condition and results of operations. Competition typically intensifies during cyclical downturns in the aviation industry, when supply may exceed demand. We may not be able to continue to compete effectively against present or future competitors, and competitive pressures may have a material and adverse effect on our business, financial-condition and results of operations.


LITIGATION

        UTC LITIGATION. In November 1989, United Technologies Corporation ("UTC") filed a complaint against HEICO alleging infringement of a patent, misappropriation of trade secrets and unfair competition relating to some of the jet engine parts and coatings that we sell in competition with Pratt & Whitney, a division of UTC. The complaints sought damages of approximately $30 million. Summary judgment motions filed by the Company were granted, and all allegations against the Company were dismissed. UTC is seeking to challenge these rulings in further court proceedings. A counter-claim that we filed is still pending. The ultimate outcome of this litigation is not certain at this time, and we have made no provision for litigation costs and/or gain or loss, if any, in our consolidated financial statements. The legal costs, management efforts and other resources that have been and continue to be incurred are substantial. The lawsuit may have a material adverse effect on our business, results of operations and financial condition.

        AETNA LITIGATION. In May 1998, Travelers Casualty & Surety Co., f/k/a The Aetna Casualty and Surety Co. ("Aetna") filed a lawsuit against HEICO seeking reimbursement of legal fees and costs totaling in excess of $14 million paid by Aetna in defending us in the aforementioned litigation with UTC. In addition, Aetna seeks a declaratory judgment that we did not and do not have insurance coverage under some of our insurance policies with Aetna and, accordingly, that Aetna did not have and does not have a duty to defend or indemnify us under these policies. Aetna's lawsuit also names UTC and one of the law firms representing us in the UTC litigation.

        We intend to vigorously defend against Aetna's claim and believe that we have significant counterclaims for damages. After taking into consideration legal counsel's evaluation of Aetna's claim, management is of the opinion that the outcome of the Aetna litigation will not have a significant adverse effect on our consolidated financial statements.

PRODUCT LIABILITY AND CLAIMS EXPOSURE

        Our jet engine replacement parts and repair and overhaul services expose our business to potential liabilities for personal injury or death as a result of the failure of an aircraft component that we have designed, manufactured or serviced. The commercial aviation industry occasionally has catastrophic losses that may exceed policy limits. While we believe that our liability insurance is adequate to protect us from these liabilities, and, while no material claims related to these liabilities have been made against us, claims may arise in the future and our insurance coverage may not be adequate. An uninsured or partially insured claim, or a claim for which third-party indemnification is not available, could have a material adverse effect on our business, financial condition and results of operations. Additionally, insurance coverage may become too expensive in the future. Any of these liabilities not covered by insurance or for which third party indemnification is not available could have a material adverse effect on our financial condition.


 POSSIBLE INABILITY TO MANAGE GROWTH


        We have experienced rapid growth in recent periods and intend to continue to pursue an aggressive growth strategy, both through acquisitions and internal expansion of products and services. Our growth to date has placed, and could continue to place, significant demands on our administrative and operational resources. We may not be able to grow effectively or manage any growth successfully, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

POSSIBLE INABILITY TO IMPLEMENT ACQUISITION STRATEGY

        A key element of our strategy is growth through the acquisition of additional companies. Our acquisition strategy poses a number of challenges and risks, including the following:

     /bullet/ Availability of suitable acquisition candidates
     /bullet/ Availability of capital
     /bullet/ Diversion of management's attention
     /bullet/ Integrating the operations and personnel of acquired companies /bullet/ Potential amortization of acquired intangible assets
     /bullet/ Potential loss of key employees of acquired companies
     /bullet/ Use of a significant portion of our available cash
     /bullet/ Significant dilution to our shareholders for acquisitions made utilizing our securities
     /bullet/ Consummation of acquisitions on satisfactory terms

        We may not be able to successfully execute our acquisition strategy, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

POTENTIAL ENVIRONMENTAL LIABILITIES; INSURANCE

        Our operations and facilities are subject to a number of federal, state and local environmental laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of hazardous materials. Pursuant to various environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous materials. Environmental laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous materials. Although management believes that our operations and facilities are in material compliance with environmental laws and regulations, future changes in them or interpretations thereof or the nature of the our operations may require us to make significant additional capital expenditures to ensure compliance in the future.

        We do not maintain environmental liability insurance, and the expenses related to these environmental liabilities, if we are required to pay them, could have a material adverse effect on our business, financial condition and results of operations.

RISK OF CUSTOMER CONCENTRATION AND CONSOLIDATION OF AVIATION INDUSTRY


        Although no individual customer directly accounted for more than 10% of our combined net sales during the fiscal year ended October 31, 1997, or nine months ended July 31, 1998, our net sales to our five largest customers accounted for approximately 34% and 32%, respectively, of total net sales for those periods. The continuing consolidation of various segments of the aviation industry, including vertical integration of original equipment manufacturers and repair and overhaul businesses, could significantly increase the concentration of our customer base. The loss of, or significant reduction of purchases by, our significant customers could have a material adverse effect on our business, financial condition and results of operations.

 POSSIBLE INABILITY TO DEVELOP AND MANUFACTURE NEW TECHNOLOGIES AND PRODUCTS

        The aviation industry is constantly undergoing development and change and, accordingly, new products, equipment and methods of repair and overhaul service are likely to be introduced in the future. In addition to manufacturing ground support equipment and selected aerospace and defense components for original equipment manufacturers and the U.S. government and repairing jet engines and airframe components, we re-design sophisticated jet engine replacement parts originally developed by jet engine original equipment manufacturers so that we can offer the replacement parts for sale at substantially lower prices than those manufactured by the original equipment manufacturers. Consequently, we devote substantial resources to research and product development. Technological development poses a number of challenges and risks, including the following:


     /bullet/ We may not be able to successfully protect the proprietary interests we have in various jet engine parts, ground support equipment and repair processes.


     /bullet/ As original equipment manufacturers continue to develop and improve jet engines, we may not be able to re-design and manufacture replacement parts that perform as well as those offered by original equipment manufacturers or that we can profitably sell at substantially lower prices than the original equipment manufacturers.


     /bullet/ We may need to expend significant capital to

              - purchase new equipment and machines,
              - train employees in new methods of production and service, and
              - fund the research and development of new products.

     /bullet/ Development by our competitors of patents or methodologies that preclude us from the design and manufacture of jet engine replacement parts could adversely affect our business, financial condition and results of operations.

        In addition, we may not be able to successfully develop new products, equipment or methods of repair and overhaul service, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

IMPACT OF THE YEAR 2000

        The Year 2000 problem will impact us and our business partners. The Year 2000 problem results from writing computer programs and other business systems with two digits rather than four to represent the year. Some of our time sensitive applications and business systems and those of our business partners may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in system failure or disruption of operations. The failure of one of our major vendor's systems to operate properly with respect to the Year 2000 problem on a timely basis or a Year 2000 conversion that is incompatible with our systems could have a material adverse effect on our business, financial condition and results of operations. We have assessed our Year 2000 exposure and are implementing a compliance program. The assessment included inquiries of management and certification requests from hardware and software vendors. We expect to replace some older software applications with newer ones. We have also developed and are implementing a plan of communication with significant business partners to ensure that our operations are not disrupted through these relationships and that the Year 2000 issues are resolved in a timely manner. We believe that we will be able to achieve Year 2000 compliance in a timely manner. We do not expect the related capital expenditures and other costs to be material.

DEPENDENCE ON KEY PERSONNEL


        Our success substantially depends on the performance, contributions and expertise of our senior management team led by Laurans A. Mendelson, our Chairman, President and Chief Executive Officer. In addition, we hire many members of our engineering team from original equipment manufacturers, such as General Electric and Pratt & Whitney. These technical employees are critical to our research and product development, as well as our ability to continue to re-design sophisticated products of original equipment manufacturers in order to sell competing replacement parts at substantially lower prices than those manufactured by the jet engine original equipment manufacturers. The loss of the services of any of our executive officers or other key employees or our inability to continue to attract, retain or motivate the necessary personnel could have a material adverse effect on our business, financial condition and results of operations.


CONTROL BY PRINCIPAL SHAREHOLDERS; LIMITED VOTING RIGHTS

        As of the date of this Prospectus, our executive officers and entities controlled by them, our 401(k) Plan and members of the Board of Directors collectively, beneficially own approximately 43% of the outstanding Common Stock and approximately 43% of the outstanding Class A Common Stock. Accordingly, they will be able to substantially influence the election of the Board of Directors and the control of our business, policies and affairs, including the approval of business combinations and defeating any attempted takeover. In addition, the Class A Common Stock offered under this Prospectus carries only 1/10th vote per share, while the Common Stock carries one full vote per share.

FACTORS INHIBITING TAKEOVER

        ARTICLES AND BYLAWS. Some of the provisions of our Articles and Bylaws may be deemed to have anti-takeover effects and may discourage, delay, defer or prevent a takeover attempt that a shareholder might consider in its best interest. These provisions do the following:

        /bullet/ They establish advance notice procedures for the nomination of candidates for election as directors and for shareholder proposals to be considered at annual shareholders' meetings.

        /bullet/ They provide that special meetings of the shareholders may be called by the Chairman of the Board of Directors, the President of the Company or by a majority of the Board.

        /bullet/ They authorize the issuance of 10,000,000 shares of preferred stock with the designations, rights, preferences and limitations as may be determined from time to time by the Board.

        /bullet/ They authorize the issuance of 30,000,000 shares of Class A Common Stock having 1/10th vote per share.

        Accordingly, without shareholder approval, the Board can, among other things,

        /bullet/ issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting powers or other rights of holders of the Common Stock and Class A Common Stock, and

        /bullet/ help maintain existing shareholders' voting power and deter or frustrate takeover attempts that a holder of Common Stock might consider to be in his or her best interest by issuing Class A Common Stock.

        RIGHTS. In addition, one preferred stock purchase right trades with each outstanding share of Common Stock and Class A Common Stock. Each right entitles the registered holder to purchase from us one one-hundredth (1/100) of a share of a Series A Junior Participating Preferred Stock, at a price of $45 per one one-hundredth (1/100) of a share, subject to adjustment. The rights are not exercisable or transferable apart from the common stock until a person or group acquires 15% or more of the outstanding common stock or commences, or announces an intention to commence, a tender offer for 30% or more of the outstanding common stock. The rights expire on November 2, 2003, and will cause substantial dilution to a person or a group who attempts to acquire HEICO on terms not approved by the Board or who acquires 15% or more of the outstanding common stock without approval of the Board. We can redeem the rights at $.01 per right at any time until the close of business on the tenth day after a person or group has obtained beneficial ownership of 15% or more of the outstanding common stock or until a person commences or announces an intention to commence a tender offer for 30% or more of the outstanding common stock.

        Subject to adjustment, holders of shares of the Series A Junior Participating Preferred Stock will be entitled to, among other things, (x) receive, when, as and if declared by the Board of Directors, (i) cash dividends in an amount per share equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the common stock, (ii) a quarterly preferential cash dividend of $.75 per share, less cash dividends declared pursuant to clause (i), and (y) 100 votes per share of Series A Junior Participating Preferred Stock on all matters submitted to a vote of the shareholders and the right to vote together with the holders of shares of common stock as a single voting group on all matters submitted to a vote of the shareholders.

        FLORIDA LAW. Furthermore, some of the provisions of the Florida Business Corporation Act could have the effect of delaying, deferring or preventing a change in control.


                                 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling shareholders hereunder. We estimate that our expenses in connection with this offering will be approximately $25,000.

                              SELLING SHAREHOLDERS

        The following table provides information regarding the ownership of the Class A Common Stock by the selling shareholders as of the date of this Prospectus and as adjusted to reflect the sale of all of their shares. We issued all shares to the selling shareholders pursuant to the Class A Common Stock dividend on shares of Common Stock. The selling shareholders are former shareholders of Northwings and acquired their shares of Common Stock in connection with the Northwings acquisition. Mr. Portella currently serves as the President of Northwings, and Mr. Aleman currently serves as its Vice President of Marketing. No selling shareholder has had any position, office or other material relationship with HEICO (other than in connection with the acquisition of Northwings) within the past three years. The selling shareholders are participating in this offering pursuant to contractual registration rights granted to Messrs. Portela and Neuman in connection with the acquisition of Northwings. In connection with the Northwings acquisition, we have agreed to file and maintain the effectiveness of the registration statement of which this Prospectus forms a part and to pay all fees and expenses incident to the registration of this offering, including all registration and filing fees, all fees and expenses of complying with state blue sky or securities laws, all costs of preparation of the registration statement and fees and disbursements of our counsel and independent public accountants. The selling shareholders have indicated to us that they presently intend to retain ownership of a substantial portion of their shares of Class A Common Stock.

                                                                  NUMBER OF
                                             OWNERSHIP PRIOR        SHARES     OWNERSHIP AFTER
                                             TO THE OFFERING      OFFERRED       THE OFFERING
                                            --------------------  ---------    ------------------
NAME AND ADDRESS                            SHARES    PERCENTAGE               SHARES  PERCENTAGE
-----------------                           ------    ----------               ------  ----------
Ramon Portela(1)                             28,230       *         28,230       0        0%
Otto Neuman(2)                               47,950     1.2%        47,950       0        0
Humberto Aleman(3)                           10,764       *         10,764       0        0

-------------------------

 *  Represents ownership of less than 1%.
(1) Mr. Portela's address is 6990 N.W. 35th Avenue, Miami, Florida 33147.
(2) Mr. Neuman's address is 4531 S.W. 142nd Place, Miami, Florida 33175.
(3) Mr. Aleman's address is 8290 S.W. 99th Street, Miami, Florida 33156.

                              PLAN OF DISTRIBUTION

GENERAL

        TRANSACTIONS. The selling shareholders may offer and sell the Class A Common Stock in one or more of the following transactions:

        /bullet/ on the American Stock Exchange,
        /bullet/ in the over-the-counter market,
        /bullet/ in negotiated transactions or
        /bullet/ in a combination of any of these transactions.

        PRICES. The selling shareholders may sell their shares of Class A Common Stock at any of the following prices:
        /bullet/ fixed prices which may be changed, /bullet/ market prices prevailing at the time of sale, /bullet/ prices related to prevailing market prices or /bullet/ negotiated prices.

        DIRECT SALES; AGENTS, DEALERS AND UNDERWRITERS. The selling shareholders may effect transactions by selling the shares of Class A Common Stock in any of the following ways:

        /bullet/ directly to purchasers or
        /bullet/ to or through agents, dealers or underwriters designated from time to time.

        Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The selling shareholders and any agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

        SUPPLEMENTS. To the extent required, we will set forth in a supplement to this Prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

        STATE SECURITIES LAW. Under the securities laws of some states, the selling shareholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling shareholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

        EXPENSES; INDEMNIFICATION. We will not receive any of the proceeds from the sale of the Class A Common Stock sold by the selling shareholders hereunder and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any. We will indemnify the selling shareholders against some civil liabilities, including some liabilities which may arise under the Securities Act.


                                  LEGAL MATTERS

        Some legal matters with respect to the Class A Common Stock offered under this Prospectus will be passed upon for HEICO by Greenberg Traurig, P.A., Miami, Florida.


                                     EXPERTS

        As stated in their report, Deloitte & Touche, LLP, independent auditors, have audited the financial statements that are incorporated in this Prospectus by reference from our Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended October 31, 1997, and those financial statements are so incorporated in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at: http://www.sec.gov. The Common Stock trades on the American Stock Exchange and the Pacific Exchange, and the Class A Common Stock trades on the American Stock Exchange. You can also inspect reports, proxy statements and other information concerning our company at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automat-ically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

(1) Our Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended October 31, 1997;

(2) Our Quarterly Reports on Form 10-Q for the three months ended January 31, 1998, the six months ended April 30, 1998 and the nine months ended July 31, 1998;

(3)      Our Current Report on Form 8-K, filed August 4, 1998;

(4) Our definitive Proxy Statement, dated February 16, 1998, filed in connection with our 1998 Annual Meeting of Shareholders; and

(5) The description of the Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on April 8, 1998, including any amendments or reports filed for the purpose of updating the description.

        We will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (excluding exhibits unless specifically incorporated by reference into those documents).
Please direct requests to us at the following address:

        Chief Financial Officer
        HEICO Corporation
        3000 Taft Street
        Hollywood, Florida  33021
        (954) 987-4000

        This Prospectus is part of a registration statement we filed with the SEC. You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling shareholders are not offering the Class A Common Stock in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                 ---------------


        AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT REQUIRES OTHERWISE, (I) "SECURITIES ACT" MEANS THE SECURITIES ACT OF 1933, AS AMENDED, AND (II) "EXCHANGE ACT" MEANS THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee...........................          $   324
Legal Fees and Expenses.......................................................          $ 2,500
Accounting Fees and Expenses..................................................          $10,000
Printing and Engraving Expenses...............................................          $10,000
Fees and Expenses (including Legal Fees) for qualifications under State
  Securities Laws.............................................................          $   500
Registrar and Transfer Agents Fees and Expenses...............................          $   500
Miscellaneous.................................................................          $ 1,176
                                                                                        -------
   Total......................................................................          $25,000
                                                                                        =======

        All amounts except the Securities and Exchange Commission registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law whether now or hereafter. The Registrant has entered or will enter into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

        The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 16. EXHIBITS

  EXHIBIT
  NUMBER                                        DESCRIPTION
  ------                                        -----------
   2.1      Amended and Restated Agreement of Merger and Plan of Reorganization, dated as of
            March 22, 1993, by and among HEICO Corporation, HEICO Industries, Corp. and New
            HEICO, Inc. is incorporated by reference to Exhibit 2.1 to the Company's
            Registration Statement on Form S-4 (Registration No. 33-57624) Amendment No. 1
            filed on March 19, 1993.*

   2.2      Stock Purchase Agreement, dated June 20, 1996, by and among HEICO Corporation,
            MediTek Health Corporation and U.S. Diagnostic Inc. is incorporated by reference to
            Exhibit 2 to the Form 8-K dated July 11, 1996.*

   2.3 Stock Purchase Agreement, dated as of September 16, 1996, by and between HEICO Corporation and Sigmund Borax is incorporated by reference to Exhibit 2 to the Form 8-K dated September 16, 1996.*

  EXHIBIT
  NUMBER                                        DESCRIPTION
  ------                                        -----------
   2.4      Stock Purchase Agreement dated July 25, 1997, among HEICO
            Corporation, N.A.C. Acquisition Corporation, Northwings Accessories
            Corporation, Ramon Portela and Otto Newman (without schedules) is incorporated by reference to Exhibit 2 to Form 8-K dated September
            16, 1997.*

   3.1 Articles of Incorporation of the Registrant are incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration No.
            33-57624) Amendment No. 1 filed on March 19, 1993.*

   3.2 Articles of Amendment of the Articles of Incorporation of the Registrant, dated April 27, 1993, are incorporated by reference to
            Exhibit 3.2 to the Company's Registration Statement on Form 8-B dated April 29, 1993.*

   3.3 Articles of Amendment of the Articles of Incorporation of the Registrant, dated November 3, 1993, are incorporated by reference to
            Exhibit 3.3 to the Form 10-K for the year ended October 31, 1993.*

   3.4 Articles of Amendment of the Articles of Incorporation of the Registrant, dated March 19, 1998, are incorporated by reference to
            Exhibit 3.4 to the Company's Registration Statement on Form S-3
            (Registration No. 333-48439) filed on March 23, 1998.*

   3.5      Bylaws of the Registrant are incorporated by reference to Exhibit 3.4 to the Form
            10-K for the year ended October 31, 1996.*

   4.0 The description and terms of Preferred Stock Purchase Rights are set forth in a Rights Agreement between the Company and SunBank, N.A., as Rights Agent, dated as of November 2, 1993, incorporated by reference to Exhibit 1 to the Form 8-K dated November 2, 1993.*

   5.1      Opinion of Greenberg Traurig Hoffman Rosen Lipoff & Quentel, P.A. as to the
            validity of the Common Stock being registered.*

  10.1      Loan Agreement, dated March 1, 1988, between HEICO Corporation and
            Broward County, Florida is incorporated by reference to Exhibit 10.1 to the Form 10-K for the year ended October 31, 1994.*

  10.2      SunBank Reimbursement Agreement, dated February 28, 1994, between
            HEICO Aerospace Corporation and SunBank/South Florida, N.A. is incorporated by reference to Exhibit 10.2 to the Form 10-K for the year ended October 31, 1994.*

  10.3      Amendment, dated March 1, 1995, to the SunBank Reimbursement
            Agreement dated February 28, 1994 between HEICO Aerospace
            Corporation and SunBank/South Florida, N.A. is incorporated by reference to Exhibit 10.3 to the Form 10-K from the year ended
            October 31, 1995.*

  10.4 Loan Agreement, dated February 28, 1994, between HEICO Corporation and SunBank/ South Florida, N.A. is incorporated by reference to
            Exhibit 10.3 to the Form 10-K for the year ended October 31, 1994.*

  10.5      The First Amendment, dated October 13, 1994, to Loan Agreement dated
            February 28, 1994 between HEICO Corporation and SunBank/South
            Florida, N.A. is incorporated by reference to Exhibit 10.4 to the Form 10-K for the year ended October 31, 1994.*

  10.6      Second Amendment, dated March 1, 1995, to the Loan Agreement dated
            February 28, 1994 between HEICO Corporation and SunBank/South
            Florida, N.A. is incorporated by reference to Exhibit 10.6 to the Form 10-K for the year ended October 31, 1995.*

  10.7      Third Amendment, dated September 16, 1997, to Loan Agreement dated
            February 28, 1994 between HEICO Corporation and SunTrust Bank, South
            Florida, National Association is incorporated by reference to
            Exhibit 10.7 to the Form 10-K/A for the year ended October 31, 1997.*

  10.8      Fourth Amendment, dated December 1, 1997, to Loan Agreement dated
            February 28, 1994 between HEICO Corporation and SunTrust Bank, South
            Florida, National Association is incorporated by reference to
            Exhibit 10.8 to Form 10-K/A for the year ended October 31, 1997.*

  10.9      Loan Agreement, dated March 31, 1994, between HEICO Corporation and
            Eagle National Bank of Miami is incorporated by reference to Exhibit
            10.5 to the Form 10-K for the year ended October 31, 1994.*

                                      II-2

  EXHIBIT
  NUMBER                                        DESCRIPTION
  ------                                        -----------
  10.10     The First Amendment, dated May 31, 1994, to Loan Agreement dated
            March 31, 1994 between HEICO Corporation and Eagle National Bank of
            Miami is incorporated by reference to Exhibit 10.6 to the Form 10-K for the year ended October 31, 1994.*

  10.11 The Second Amendment, dated August 9, 1995, to the Loan Agreement dated March 31, 1994 between HEICO Corporation and Eagle National
            Bank of Miami is incorporated by reference to Exhibit 10.9 to the Form 10-K for the year ended October 31, 1995.*

  10.12     Second Loan Modification Agreement, dated February 27, 1997, between
            HEICO Corporation and Eagle National Bank of Miami is incorporated by reference to Exhibit 10.3 to the Form 10-Q for the three months ended April 30, 1997.*

  10.13     Third Loan Modification Agreement, dated February 6, 1998, between
            HEICO Corporation and Eagle National Bank of Miami is incorporated by reference to Exhibit 10.1 to the Form 10-Q for the three months ended January 31, 1998.*

  10.14     Loan Agreement, dated October 1, 1996, between HEICO Aerospace
            Corporation and Broward County, Florida is incorporated by reference to Exhibit 10.10 to the Form 10-K for the year ended October 31, 1996.*

  10.15 SunTrust Bank Reimbursement Agreement, dated October 1, 1996, between HEICO Aerospace Corporation and SunTrust Bank, South
            Florida, N.A. is incorporated by reference to Exhibit 10.11 to the Form 10-K for the year ended October 31, 1996.*

  10.16 HEICO Savings and Investment Plan and Trust, as amended and restated effective January 2, 1987 is incorporated by reference to Exhibit
            10.2 to the Form 10-K for the year ended October 31, 1987.*

  10.17     HEICO Savings and Investment Plan, as amended and restated December
            19, 1994, is incorporated by reference to Exhibit 10.11 to the Form
            10-K for the year ended October 31, 1994.*

  10.18 HEICO Corporation 1993 Stock Option Plan, as amended, is incorporated by reference to Exhibit 10.18 to the Company's
            Registration Statement on Form S-3 (Registration No. 333-48439) filed on March 23, 1998.*

  10.19 HEICO Corporation Combined Stock Option Plan, dated March 15, 1988, is incorporated by reference to Exhibit 10.3 to the Form 10-K for the year ended October 31, 1989.*

  10.20     Non-Qualified Stock Option Agreement for Directors, Officers and
            Employees is incorporated by reference to Exhibit 10.8 to the Form
            10-K for the year ended October 31, 1985.*

  10.21 HEICO Corporation Directors' Retirement Plan, as amended, dated as of May 31, 1991, is incorporated by reference to Exhibit 10.19 to the Form 10-K for the year ended October 31, 1992.*

  10.22 Key Employee Termination Agreement, dated as of April 5, 1988, between HEICO Corporation and Thomas S. Irwin is incorporated by reference to Exhibit 10.20 to the Form 10-K for the year ended
            October 31, 1992.*

  10.23     Employment and Non-compete Agreement, dated as of September 16,
            1996, by and between HEICO Corporation and Sigmund Borax is incorporated by reference to Exhibit 10.1 to the Form 8-K dated
            September 16, 1996.*

  10.24     Employment and Non-compete Agreement, dated as of September 16,
            1996, by and between HEICO Corporation and Charles Kott is incorporated by reference to Exhibit 10.2 to the Form 8-K dated
            September 16, 1996.*

  10.25     Loan Agreement, dated as of March 1, 1997, between Trilectron
            Industries, Inc. and Manatee County, Florida is incorporated by reference to Exhibit 10.1 to the Form 10-Q for the three months ended April 30, 1997.*

  10.26     Letter of Credit and Reimbursement Agreement, dated as of March 1,
            1997, between Trilectron Industries, Inc., and First Union National
            Bank of Florida (excluding referenced exhibits) is incorporated by reference to Exhibit 10.2 to the Form 10-Q for the three months ended April 30, 1997.*

                                      II-3

  EXHIBIT
  NUMBER                                        DESCRIPTION
  ------                                        -----------
  10.27     Registration Rights Agreement, dated September 15, 1997, by and between HEICO Corporation and Ramon Portela is incorporated by reference to Exhibit 10.1 to Form 8-K dated September 16, 1997.*

  10.28 Employment and Non-compete Agreement dated September 16, 1997, by and between Northwings Accessories Corporation and Ramon Portela is incorporated by reference to Exhibit 10.2 to Form 8-K dated
            September 16, 1997.*

  10.29     Amendment to Registration and Sale Rights Agreement, dated as of December 24, 1996, by and among U.S. Diagnostic Inc. and HEICO Corporation is incorporated by reference to Exhibit 10.22 to Form 10-K for the year ended October 31, 1996.*

  10.30     Assignment of Promissory Note by and between HEICO Corporation and
            Forum Capital Markets L.P. is incorporated by reference to Exhibit
            10.3 to Form 8-K dated September 16, 1997.*

  10.31     Amendment to 6 1/2% Convertible Note, dated as of December 24, 1996, by and among
            U.S. Diagnostic Inc. and HEICO Corporation is incorporated by reference to Exhibit
            10.21 to Form 10-K for the year ended October 31, 1996.*

  10.32     Second Amendment to the 6 1/2% Convertible Note, dated September 10,
            1997, by and among U.S. Diagnostic Inc., and HEICO Corporation is incorporated by reference to Exhibit 10.4 to Form 8-K dated
            September 16, 1997.*

  10.33     Stock Purchase Agreement, dated October 30, 1997, by and among HEICO
            Corporation, HEICO Aerospace Holdings Corp. and Lufthansa Technik AG is incorporated by reference to Exhibit 10.31 to Form 10-K/A for the year ended October 31, 1997.*

  10.34     Shareholders Agreement, dated October 30, 1997, by and between HEICO
            Aerospace Holdings Corp., HEICO Aerospace Corporation and all of the shareholders of HEICO Aerospace Holdings Corp. and Lufthansa Technik
            AG is incorporated by reference to Exhibit 10.32 to Form 10-K/A for the year ended October 31, 1997.*

  10.35     Stock Purchase Agreement dated as of June 9, 1998 among HEICO
            Aerospace Holdings Corp., McClain International, Inc., Randolph S.
            McClain, Janet M. Wallace and Paul R. Schwinne (without schedules) is incorporated by reference to Exhibit 2 to Form 8-K dated August
            4, 1998.*

  10.36     Credit Agreement among HEICO Corporation and SunTrust Bank, South
            Florida, N.A., as Agent, dated as of July 30, 1998, is incorporated by reference to Exhibit 10.2 to Form 8-K dated August 4, 1998.*

  23.1      Consent of Greenberg Traurig Hoffman Rosen Lipoff & Quentel, P.A. (included in its opinion filed as Exhibit 5.1).*

  23.2      Consent of Deloitte & Touche LLP.**

  24.1      Reference is made to the Signatures section of this Registration
            Statement for the Power of Attorney contained therein.**

  27        Financial Data Schedule*

-------------------------

* Previously filed.
** Filed herewith.


ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof, and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 21, 1998.


                                     HEICO CORPORATION.

                                     By:/S/ LAURANS A. MENDELSON
                                        ----------------------------------------
                                           LAURANS A. MENDELSON,
                                           Chairman of the Board,
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                TITLE                          DATE
              ---------                                -----                          ----

/S/ LAURANS A. MENDELSON                Chairman of the Board, President      December  21, 1998
---------------------------------          and Chief Executive Officer
LAURANS A. MENDELSON                       (principal executive officer)



/S/ *                                   Vice President, President of          December  21, 1998
---------------------------------          HEICO Aerospace Corporation and
ERIC A. MENDELSON                          Director



/S/ *                                   Vice President, General Counsel       December  21, 1998
---------------------------------          and Director, President of
VICTOR H. MENDELSON                        HEICO Aviation Products Corp.



/S/ *                                   Executive Vice President and          December  21, 1998
---------------------------------          Chief Financial Officer
THOMAS S. IRWIN                            (principal financial officer)


---------------------------------       Director
JACOB T. CARWILE


/S/ *                                   Director                              December  21, 1998
---------------------------------
SAMUEL L. HIGGINBOTTOM


---------------------------------       Director
PAUL F. MANIERI


/S/ *                                   Director                              December  21, 1998
---------------------------------
ALBERT MORRISON, JR.


---------------------------------       Director
DR. ALAN SCHRIESHEIM

---------------------------------       Director
GUY C. SHAFER

*By:/S/ LAURANS A. MENDELSON
    -----------------------------
    LAURANS A. MENDELSON
    Attorney-in-fact

                                INDEX TO EXHIBITS

 EXHIBIT                                        DESCRIPTION
--------                                        -----------

  23.2      Consent of Deloitte & Touche LLP.